AGREEMENT

This **AGREEMENT**, dated as of July 31, 2021 (this "Agreement"), is entered into by and among George E. Hall ("Hall"), Joseph A. De Perio ("De Perio" and together with Hall, the "Creditors" and each individually a "Creditor"), and GlassBridge Enterprises, Inc., a Delaware corporation ("GlassBridge"). Each of the foregoing is referred to herein individually as a "Party" and collectively as the "Parties".

WHEREAS, GlassBridge is the maker of a Promissory Note to Hall, a copy of which is attached hereto as Exhibit A (the "Hall Note"); the unpaid principal in connection with the Hall Note as of the date hereof equals $12,116,718 and is referred to herein as the "Liability to Hall";

WHEREAS, GlassBridge is the maker of a Promissory Note to De Perio, a copy of which is attached hereto as Exhibit B (the "De Perio Note" and together with the Hall Note, the "Creditor Notes"; the unpaid principal in connection with the De Perio Note as of the date hereof equals $5,455,782 and is referred to herein as the "Liability to De Perio" and together with the Liability to Hall, the "Liability to Creditors"; and

WHEREAS, the Creditors are willing to accept as satisfaction in full of the Liability to Creditors the consideration set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Parties agree as follows:

1. Satisfaction of Liability to Creditors; Consideration.

(a) Satisfaction of Liability to Creditors. At the closing of the transactions contemplated by this Agreement (the "Closing"; and the date of such Closing, the "Closing Date"), each Creditor shall surrender to GlassBridge its Creditor Note and execute and deliver to GlassBridge the Creditor Note Termination in the form attached hereto as Exhibit C (the "Creditor Note Terminations"). Immediately subsequent to the surrender thereof, the Creditor Notes and the Liability to Creditors thereunder shall be deemed paid in full and cancelled.

(b) Consideration. Each of the Parties acknowledges and agrees that the receipt by the Creditors of an aggregate of $3,415,000 in cash in the amounts set forth in Schedule I hereto (the "Closing Payments") shall be full, final and unconditional satisfaction of all of GlassBridge's obligations under the Creditor Notes and the Liability to Creditors thereunder and any documents or instruments executed and delivered by GlassBridge in favor of the Creditors in connection thereto.

(c) Closing Deliverables.

(i) GlassBridge Deliverables. Within five (5) business days of the Closing, GlassBridge shall deliver the Closing Payments by wire transfers of immediately available funds to the accounts specified in writing by the Creditors as set forth in Schedule I hereto.

(ii) Creditor Deliverables. At the Closing, each of the Creditors shall deliver to GlassBridge his respective Creditor Note Termination duly executed by such Creditor.

(d) Conditions to Closing.

(i) Creditor Conditions. The obligations of the Creditors to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the Creditors receiving the deliverables set forth in Section 1(c)(i) required to be delivered by GlassBridge upon the Closing.

(ii) GlassBridge Conditions. The obligations of GlassBridge to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the deliverables set forth in Section 1(c)(ii) required to be delivered by the Creditors upon the Closing.

2. Representations, Warranties and Covenants of the Creditors. Each of the Creditors jointly and not severally hereby represents, warrants and covenants to GlassBridge as of the date hereof and as of the Closing Date as follows:

(a) Each Creditor has the full power and authority and legal capacity to execute and deliver this Agreement and to perform his obligations pursuant to this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Creditor and, assuming the due authorization, execution and delivery by GlassBridge, constitutes the legal, valid and binding obligations of each Creditor, enforceable against such Creditor in accordance with its terms.

(b) The execution and delivery by the Creditors of this Agreement does not, and the performance by each Creditor of his obligations under this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any law applicable to the Creditors or his assets or properties.

(c) There are no judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or any other proceedings, in each case, by or before a governmental entity or arbitral proceeding, pending or, to the knowledge of either Creditor, threatened against the Creditors or any of their respective assets or properties which could reasonably be expected to result in the issuance of a decree, injunction, judgment, order, award, ruling, assessment or writ by a court, restraining, enjoining or otherwise prohibiting or making illegal the performance of either Creditor's obligations contemplated by this Agreement.

(d) Each Creditor is a sophisticated investor with sufficient knowledge and experience in financial matters such that he is capable of independently and properly evaluating the risks and merits of his participation in the transactions contemplated by this Agreement.

(e) No Creditor has used any broker or finder in connection with the transactions contemplated hereby and there are no claims by any Person under any agreement with either or both of them for commissions, finder's fees, agent's commissions or like payment.

3. Representations, Warranties and Covenants of GlassBridge. GlassBridge hereby represents, warrants and covenants to the Creditors as follows:

(a) (i) GlassBridge is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) it has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by GlassBridge and the consummation by GlassBridge of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of GlassBridge are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, and (iv) this Agreement has been duly executed and delivered by GlassBridge and, assuming the due authorization, execution and delivery by the Creditors, constitutes the legal, valid and binding obligation of GlassBridge, enforceable against GlassBridge in accordance with its terms.

(b) The execution and delivery of this Agreement by GlassBridge does not and will not, and the performance and compliance with the terms and conditions hereof by GlassBridge and the consummation of the transactions contemplated hereby by GlassBridge do not and will not, (i) violate or conflict with the certificate of incorporation, bylaws or other organizational document of GlassBridge, (ii) violate any statute, law, rule, regulation, judgment, order or decree applicable to GlassBridge or any of its assets or properties, (iii) require any consent, advance notice, authorization or approval under, violate, breach or conflict with any provision of, cause a default under, result in acceleration of any obligation under, create in any party the right to accelerate, terminate or modify in any manner, or give rise to any new or additional obligation under, any material agreement or instrument to which GlassBridge is a party or by which GlassBridge or any of its properties is bound, or (iv) require any action, approval, consent or authorization of or by, any notice to, or any registration or filing with, any governmental or regulatory agency, authority, commission, board, bureau or instrumentality.

(c) GlassBridge acknowledges that it is a sophisticated investor with sufficient knowledge and experience in financial matters such that it is capable of independently and properly evaluating the risks and merits of its participation in the transactions contemplated by this Agreement. Additionally, GlassBridge has independently and without reliance upon the Creditors, and based upon such information as GlassBridge has deemed appropriate, made its own analysis and decision to enter into this Agreement. GlassBridge confirms that, except as expressly set forth in this Agreement, it is not relying on any representation or communication (written or oral) of the Creditors or any of their respective Affiliates, as investment advice or as an opinion or recommendation to consummate the transactions contemplated by this Agreement or as to whether the transactions contemplated hereby are prudent or suitable. For purposes of this Agreement, "Affiliate" of another Person means a Person directly or indirectly (through one or more intermediate entities) controlling, controlled by, or under common control with that other Person.

(d) The Board of Directors of GlassBridge has reviewed this Agreement, and all schedules and exhibits hereto, and has approved the execution, delivery and performance by GlassBridge of this Agreement.

(e) GlassBridge has not used any broker or finder in connection with the transactions contemplated hereby and there are no claims by any Person under any agreement with GlassBridge for commissions, finder's fees, agent's commissions or like payment.

4. Releases.

(a) In consideration of the delivery and receipt to the Creditors of the consideration set forth herein, effective as of the Closing, each Creditor, on behalf of himself and, to the extent permitted by law, his heirs, executors, successors, successors-in-interest and assignees (collectively, the "Creditor Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law any and all claims, rights and causes of action, whether known or unknown (collectively, "Claims") arising from, relating to or in connection with the Creditor Notes and any transaction entered into on or prior to the Closing Date involving GlassBridge to which such Creditor is or was also a party, including the transactions contemplated in this Agreement, or otherwise participated including as an advisor to GlassBridge (collectively, the "Creditor Claims"), that any of the Creditor Releasing Persons had, currently has or then has against (i) GlassBridge, (ii) any of GlassBridge's current or former parents, creditors, Affiliates, subsidiaries, predecessors or assigns (such Persons, the "GlassBridge Persons"), or (iii) any of GlassBridge's or such other GlassBridge Persons' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "GlassBridge Released Persons"). For the avoidance of doubt, this Agreement shall not release any Claims of any Creditor arising from, relating to or in connection with such Creditor's status as a stockholder of GlassBridge or any Claims of De Perio arising from, relating to or in connection with his service or status as an employee and/or director of GlassBridge, including his right to be indemnified by GlassBridge in connection with Claims pursuant to, in accordance with and to the extent provided in the certificate of incorporation, bylaws or other organizational document of GlassBridge, as applicable, or Applicable Law (as defined below). Each of the Creditor Releasing Persons (i) represents and warrants that it has not filed (whether recently or otherwise) any action, Claim or lawsuit against any of the GlassBridge Released Persons, (ii) represents and warrants that it has not assigned or transferred to any Person any Claims that it has released pursuant to this Section 4(a), and (iii) covenants and agrees that it will never file a lawsuit or institute any other action, Claim or lawsuit asserting any Claim or Claims that it has released pursuant to this Section 4(a). For purposes of this Agreement, the term "Applicable Law" means any applicable law, regulation, rule or legal or judicial process (including, without limitation, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other legal process) of any foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority, self-regulatory organization, agency, commission, tribunal or body, including the OTCQB in the case of GlassBridge.

(b) In consideration of the release set forth in Section 4(a), effective as of the Closing, GlassBridge, on behalf of itself and, to the extent permitted by law, its subsidiaries, officers, directors, employees, successors, successors-in-interest and assignees (collectively, the "GlassBridge Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law any and all Claims arising from, relating to or in connection with any transaction entered into on or prior to the Closing Date involving GlassBridge to which such Creditor is or was also

a party, including the transactions contemplated in this Agreement, or otherwise participated including as an advisor to GlassBridge (collectively, the "GlassBridge Claims"), that any of the GlassBridge Releasing Persons had, currently has or then has against (i) the Creditors, (ii) any of the Creditors' current or former creditors, Affiliates, predecessors or assigns (the "Creditor Persons"), or (iii) any of the Creditors' or such other Creditor Persons' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Creditor Released Persons"). Each of the GlassBridge Releasing Persons (i) represents and warrants that it has not filed (whether recently or otherwise) any action, Claim or lawsuit against any of the Creditor Released Persons, (ii) represents and warrants that it has not assigned or transferred to any Person any Claims that it has released pursuant to this Section 4(b), and (iii) covenants and agrees that it will never file a lawsuit or institute any other action, Claim or lawsuit asserting any Claim or Claims that it has released pursuant to this Section 4(b).

(c) Notwithstanding anything to the contrary in this Section 4, the Creditor Releasing Persons and the GlassBridge Releasing Persons do not release any Claims, obligations or liabilities related to the enforcement of the terms and provisions of this Agreement.

5. Further Assurances. Subject to the terms and conditions contained in this Agreement, each Party shall use such Party's commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

6. Amendment. This Agreement may be amended only by a written agreement signed by all of the Parties.

7. Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of a Party to comply with any representation, warranty, covenant or condition contained herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such representation, warranty, covenant or condition does not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8. Governing Law. This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and each Party agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each Party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

9. Counterparts; Captions; Entire Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute

one and the same instrument. The captions contained in this Agreement are solely for purposes of reference, are not part of the agreement of the Parties and do not in any way affect the meaning or interpretation of this Agreement. This Agreement, including the schedules and exhibit hereto, embodies the entire understanding and agreement of the Parties, and there are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein, with respect to the subject matter of this Agreement. This Agreement, including the schedules and exhibits hereto, supersedes, replaces and terminates all prior agreements and understandings between the Parties with respect to the subject matter of this Agreement.

10. Tax Treatment. Each of the Parties acknowledges and agrees that (i) the full amount of the Liability to Creditors arose from the purchase of property by the Creditors to GlassBridge as contemplated by Section 108(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the reduction in the amount of the Liability to Creditors is not arising in a title 11 case and Glassbridge is not insolvent, and (iii) the Closing Payments represent purchase-money debt reduction within the meaning of Code Section 108(e)(5). Each of the Parties agrees to such treatment and agrees to take no action inconsistent with this treatment for any tax purpose, unless required by law.

11. Waiver of Jury Trial. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12. Counsel. The Parties acknowledge that Olshan Frome Wolosky LLP represents only Hall in connection with this Agreement, and Loeb & Loeb LLP represents only GlassBridge in connection with this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

GLASSBRIDGE:

GLASSBRIDGE ENTERPRISES, INC.,
a Delaware corporation

By:______________________________
Name: Daniel Strauss
Title: Chief Executive Officer

CREDITORS:

____
Name: George E. Hall

____
Name: Joseph A. De Perio

SCHEDULE I

ALLOCATION OF CONSIDERATION BETWEEN CREDITORS

Creditor	**Portion of Closing Payment**
George E. Hall	$2,354,736
Joseph A. De Perio	$1,060,264

WIRE INSTRUCTIONS OF CREDITORS

George E. Hall

Wells Fargo
ABA: 121000248
Account: 1511785915

Joseph A. De Perio

JP Morgan Chase
ABA: 021000021
Account: 937011187765

EXHIBIT A

HALL NOTE

(attached)

PROMISSORY NOTE

$12,116,718 December 12, 2019

FOR VALUE RECEIVED, GlassBridge Enterprises, Inc., a Delaware corporation with a mailing address at 510 Madison Ave, 9th Floor, New York, NY 10022 ("Maker"), hereby promises to pay to the order of George E. Hall, an individual residing at 6 East 69th Street, New York, NY 10021 ("Holder"), the principal sum of **TWELVE MILLION ONE HUNDRED SIXTEEN THOUSAND SEVEN HUNDRED EIGHTEEN DOLLARS** ($12,116,718) with interest thereon as set forth herein. The outstanding principal amount hereof and all accrued and unpaid interest thereon shall be paid in full to Holder on December 12, 2022 (the "Maturity Date").

1. Interest.

(a) Interest shall accrue on the outstanding principal amount hereof at a rate per annum equal to five percent (5%) (the "Contract Rate"), computed on the basis of a 360-day year, and shall be payable in cash on a quarterly basis, in arrears, on the first day of each calendar quarter, commencing on January 1, 2020, until the Maturity Date, or, at the Company's option, in shares of common stock of the Maker (the "Common Stock") at the Market Price. "Market Price" as of any date, (i) means the volume weighted average of the last reported sale prices for the shares of Common Stock on the OTCQB for the twenty (20) Trading Days (as defined below) immediately preceding such date, or (ii) if the OTCQB is not the principal trading market for the shares of Common Stock, the volume weighted average of the last reported sale prices on the principal trading market for the Common Stock during the same period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Maker. "Trading Day" shall be each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the Common Stock. In addition, any overdue interest on this Promissory Note (this "Note") shall itself bear interest at the Contract Rate until such interest is paid.

(b) In the event that any interest rate provided for herein shall exceed the maximum lawful rate, such interest rate shall be limited to such maximum lawful rate. Any payment by Maker of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess applied to the principal amount of this Note.

2. Payments. All payments and prepayments of principal or interest on this Note shall be made in lawful money of the United States of America. Each payment under this Note shall be credited first to accrued interest and then to the principal balance of this Note. Maker may prepay any interest or principal on this Note without penalty or premium.

3. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a) Maker shall fail to make payment when due of any principal of or interest on this Note and such default shall continue unremedied for a period of ten (10) business days; or

(b) the commencement of any proceedings (i) in bankruptcy by or against Maker, (ii) for the liquidation or reorganization of Maker, (iii) alleging that Maker is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of Maker's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving Maker and, in any such case, such proceeding shall continue for ninety (90) days without having been dismissed or an order or decree approving or ordering any of the foregoing shall be entered; or

(c) the appointment of a receiver or trustee over Maker or over all or a substantial part of Maker's assets and such appointment shall continue for ninety (90) days without having been dismissed; or

(d) Maker shall make an assignment for the benefit of its creditors.

4. Remedies. If at any time an Event of Default shall have occurred, then this Note, (a) upon the occurrence of an Event of Default pursuant to Section 3(b), 3(c) or 3(d), shall immediately become due and payable, without notice, together with reasonable attorneys' fees and (b) upon the occurrence of an Event of Default pursuant to Section 3(a), shall, at the option of Holder, immediately become due and payable, without demand, presentment, diligence in collecting, the right to require the holder to proceed against any other party, protest, notice of protest and/or dishonor and all other notices or requirements that might otherwise be required by applicable law, all of which are hereby expressly waived by Maker, together with reasonable attorneys' fees if, in either case, the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. Holder or through its attorney may exercise all of the rights and remedies available to Holder or such attorney under applicable law or equity for the collection of the Note and enforcement of the provisions hereof.

5. Binding Effect; Assignment. This Note shall be binding upon the successors and permitted assigns of Maker. Maker may not assign any of its obligations under this Note to any person or entity without the prior written consent of Holder, any such purported assignment without such consent being null and void. Holder may not assign (by direct assignment, participation or any other method) any of its rights under this Note to any person or entity without the prior written consent of Maker, any such purported assignment without such consent being null and void.

6. Remedies Not Waived. No course of dealing between Maker and Holder or any delay or omission on the part of Holder in exercising any rights hereunder shall operate as a waiver of any right or otherwise prejudice Holder's rights, powers and remedies under this Note. Any waiver by Holder of any Event of Default under this Note shall not operate as or be construed to be a waiver of any other default of such provision or of any default of any other provision of this Note. No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. All rights and remedies of Holder hereunder are cumulative.

7. Suits for Enforcement. Upon the occurrence and during the continuation of any Event of Default, Holder may proceed to protect and enforce its rights hereunder by suit in

equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of Holder.

8. Collection Costs. In case of any Event of Default under this Note, Maker will pay to Holder such amounts as shall be sufficient to cover the reasonable costs and expenses of Holder in enforcing this Note including reasonable attorneys' fees and expenses actually incurred.

9. Amendments. This Note may not be amended except by an instrument in writing signed by Maker and Holder.

10. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

11. SUBMISSION TO JURISDICTION. HOLDER, BY ACCEPTANCE HEREOF, AND MAKER EACH HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN MAKER AND HOLDER PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE; PROVIDED, THAT HOLDER AND MAKER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK. HOLDER, BY ACCEPTANCE HEREOF, AND MAKER EACH HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND MAKER AND HOLDER HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. HOLDER, BY ACCEPTANCE HEREOF, AND MAKER EACH HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO MAKER OR HOLDER AT ITS ADDRESS SET FORTH ABOVE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF MAKER'S OR HOLDER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

12. WAIVER OF JURY TRIAL. HOLDER, BY ACCEPTANCE HEREOF, AND MAKER EACH HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN HOLDER AND MAKER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP

ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED THERETO.

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the date first written above.

GLASSBRIDGE ENTERPRISES, INC.

By: ______________________________
Name: Daniel Strauss
Title: Chief Executive Officer

EXHIBIT B

DE PERIO NOTE

(attached)

PROMISSORY NOTE

$5,455,782 December 12, 2019

FOR VALUE RECEIVED, GlassBridge Enterprises, Inc., a Delaware corporation with a mailing address at 510 Madison Ave, 9th Floor, New York, NY 10022 ("Maker"), hereby promises to pay to the order of Joseph A. De Perio, an individual residing at 229 West 60th, Apt. 4S, New York, NY 10023 ("Holder"), the principal sum of **FIVE MILLION FOUR HUNDRED FIFTY FIVE THOUSAND SEVEN HUNDRED EIGHTY TWO DOLLARS** ($5,455,782) with interest thereon as set forth herein. The outstanding principal amount hereof and all accrued and unpaid interest thereon shall be paid in full to Holder on December 12, 2022 (the "Maturity Date").

1. Interest.

(a) Interest shall accrue on the outstanding principal amount hereof at a rate per annum equal to five percent (5%) (the "Contract Rate"), computed on the basis of a 360-day year, and shall be payable in cash on a quarterly basis, in arrears, on the first day of each calendar quarter, commencing on January 1, 2020, until the Maturity Date, or, at the Company's option, in shares of common stock of the Maker (the "Common Stock") at the Market Price. "Market Price" as of any date, (i) means the volume weighted average of the last reported sale prices for the shares of Common Stock on the OTCQB for the twenty (20) Trading Days (as defined below) immediately preceding such date, or (ii) if the OTCQB is not the principal trading market for the shares of Common Stock, the volume weighted average of the last reported sale prices on the principal trading market for the Common Stock during the same period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Maker. "Trading Day" shall be each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the Common Stock. In addition, any overdue interest on this Promissory Note (this "Note") shall itself bear interest at the Contract Rate until such interest is paid.

(b) In the event that any interest rate provided for herein shall exceed the maximum lawful rate, such interest rate shall be limited to such maximum lawful rate. Any payment by Maker of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess applied to the principal amount of this Note.

2. Payments. All payments and prepayments of principal or interest on this Note shall be made in lawful money of the United States of America. Each payment under this Note shall be credited first to accrued interest and then to the principal balance of this Note. Maker may prepay any interest or principal on this Note without penalty or premium.

3. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a) Maker shall fail to make payment when due of any principal of or interest on this Note and such default shall continue unremedied for a period of ten (10) business days; or

(b) the commencement of any proceedings (i) in bankruptcy by or against Maker, (ii) for the liquidation or reorganization of Maker, (iii) alleging that Maker is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of Maker's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving Maker and, in any such case, such proceeding shall continue for ninety (90) days without having been dismissed or an order or decree approving or ordering any of the foregoing shall be entered; or

(c) the appointment of a receiver or trustee over Maker or over all or a substantial part of Maker's assets and such appointment shall continue for ninety (90) days without having been dismissed; or

(d) Maker shall make an assignment for the benefit of its creditors.

4. Remedies. If at any time an Event of Default shall have occurred, then this Note, (a) upon the occurrence of an Event of Default pursuant to Section 3(b), 3(c) or 3(d), shall immediately become due and payable, without notice, together with reasonable attorneys' fees and (b) upon the occurrence of an Event of Default pursuant to Section 3(a), shall, at the option of Holder, immediately become due and payable, without demand, presentment, diligence in collecting, the right to require the holder to proceed against any other party, protest, notice of protest and/or dishonor and all other notices or requirements that might otherwise be required by applicable law, all of which are hereby expressly waived by Maker, together with reasonable attorneys' fees if, in either case, the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. Holder or through its attorney may exercise all of the rights and remedies available to Holder or such attorney under applicable law or equity for the collection of the Note and enforcement of the provisions hereof.

5. Binding Effect; Assignment. This Note shall be binding upon the successors and permitted assigns of Maker. Maker may not assign any of its obligations under this Note to any person or entity without the prior written consent of Holder, any such purported assignment without such consent being null and void. Holder may not assign (by direct assignment, participation or any other method) any of its rights under this Note to any person or entity without the prior written consent of Maker, any such purported assignment without such consent being null and void.

6. Remedies Not Waived. No course of dealing between Maker and Holder or any delay or omission on the part of Holder in exercising any rights hereunder shall operate as a waiver of any right or otherwise prejudice Holder's rights, powers and remedies under this Note. Any waiver by Holder of any Event of Default under this Note shall not operate as or be construed to be a waiver of any other default of such provision or of any default of any other provision of this Note. No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. All rights and remedies of Holder hereunder are cumulative.

7. Suits for Enforcement. Upon the occurrence and during the continuation of any Event of Default, Holder may proceed to protect and enforce its rights hereunder by suit in

equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of Holder.

8. Collection Costs. In case of any Event of Default under this Note, Maker will pay to Holder such amounts as shall be sufficient to cover the reasonable costs and expenses of Holder in enforcing this Note including reasonable attorneys' fees and expenses actually incurred.

9. Amendments. This Note may not be amended except by an instrument in writing signed by Maker and Holder.

10. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

11. SUBMISSION TO JURISDICTION. HOLDER, BY ACCEPTANCE HEREOF, AND MAKER EACH HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN MAKER AND HOLDER PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE; PROVIDED, THAT HOLDER AND MAKER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK. HOLDER, BY ACCEPTANCE HEREOF, AND MAKER EACH HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND MAKER AND HOLDER HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. HOLDER, BY ACCEPTANCE HEREOF, AND MAKER EACH HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO MAKER OR HOLDER AT ITS ADDRESS SET FORTH ABOVE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF MAKER'S OR HOLDER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

12. WAIVER OF JURY TRIAL. HOLDER, BY ACCEPTANCE HEREOF, AND MAKER EACH HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN HOLDER AND MAKER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP

ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED THERETO.

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IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the date first written above.

GLASSBRIDGE ENTERPRISES, INC.

By: ______________________________
Name: Daniel Strauss
Title: Chief Executive Officer

EXHIBIT C

FORM OF CREDITOR NOTE TERMINATION

[George E. Hall/Joseph A. De Perio]

July __, 2021

GlassBridge Enterprises, Inc.
411 East 57th Street 1A
New York, NY 10022

Re: Termination of Promissory Note

To Whom it May Concern:

This letter hereby serves as confirmation of [George E. Hall/Joseph A. De Perio] ("Lender") to GlassBridge Enterprises, Inc. ("Borrower") that Lender has surrendered to Borrower the Promissory Note in the aggregate principal amount of $[__], dated as of December 12, 2019 and issued by Borrower to Lender (the "Note"), and the Note is hereby terminated and cancelled in its entirety as of the date hereof (the "Termination Date"). As of the Termination Date, the Note shall be deemed paid in full, and Borrower shall have no further obligations (payment or otherwise) to Lender under such Note. Borrower and Lender hereby waive, release, relieve and forever discharge the other from any and all causes of action, liabilities, claims or other demands of any kind or character which it may have against the other with respect to the Note whether arising prior to or after the date hereof.

Please confirm your receipt of this termination notice below.

Very truly yours,

____
[George E. Hall/Joseph A. De Perio]

AGREED AND ACCEPTED:

GlassBridge Enterprises, Inc.

By:__________________________
Name: Daniel Strauss
Title: CEO